Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CrowdStrike Holdings, Inc. of our report dated March 10, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in CrowdStrike Holdings Inc.'s Annual Report on Form 10-K for the year ended January 31, 2025.

/s/ PricewaterhouseCoopers LLP
San Jose, California

March 10, 2025

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